EXHIBIT 99.4

ARTICLE IV, SECTION 8 OF THE BYLAWS OF

W.W. GRAINGER, INC., AS AMENDED

SENIOR CHAIRMAN. The senior chairman of the corporation, if any, shall consult with the chairman of the board on matters of long- and short-term strategic planning and policy and other significant matters affecting the corporation, and shall perform such other duties as may from time to time be prescribed by the board of directors, or delegated to him by the chairman of the board. The senior chairman need not be a director of the corporation.